Exhibit 21.1

Subsidiaries of

Apple REIT Seven, Inc.

At December 31, 2006

(The state of incorporation or organization of each subsidiary is Virginia, except as noted)

A. Direct Subsidiaries

Apple Seven Hospitality, Inc.

Apple Seven Residential, Inc.

Apple Seven Ventures, Inc.

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

Apple Seven Hospitality Management, Inc.

Apple Seven Hospitality Ownership, Inc.

A7 Management Services Tupelo GP, Inc.

A7 Management Services Tupelo LP, Inc.

A7 Services Tupelo, L.P.

A7 Tupelo GP, Inc.

A7 Tupelo LP, Inc.

A7 SPE Tupelo, L.P.

Apple Seven Southeast GP, Inc.

Apple Seven Southeast LP, Inc.

Apple Seven Texas GP, Inc.

Apple Seven Texas LP, Inc.

Apple Seven Hospitality Texas, L.P.

Apple Seven Hospitality Southeast, L.P.

Apple Seven Management Services GP, Inc.

Apple Seven Management Services LP, Inc.

Apple Seven Management Services New Orleans GP, Inc.

Apple Seven Management Services New Orleans LP, Inc.

Apple Seven Services New Orleans, L.P.

Apple Seven Services, L.P.

Apple Seven Services Omaha CY, Inc.

Apple Seven Services Southeast, L.P.

Apple Seven New Orleans GP, Inc.

Apple Seven New Orleans LP, Inc.

Apple Seven SPE New Orleans, L.P.

Apple Seven SPE Omaha CY, Inc.

Sunbelt-CHM, L.L.C. *

*	State of organization is Alabama